Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Athena Technology Acquisition Corp. II (the “Company”) for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Report”) on the date hereof, the undersigned officer of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted by §906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2026

By:	/s/ Jennifer Calabrese
Name:	Jennifer Calabrese
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)